                                 Exhibit 23(d)






                      CONSENT OF TUCKER ANTHONY CLEARY GULL



September 29, 1999


We consent to the inclusion in this Registration Statement on Form S-4 of Camco Financial Corporation of our opinion set forth as Annex C to the Joint Proxy Statement/Prospectus, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Joint Proxy Statement/Prospectus under the caption "Opinion of Tucker Anthony Cleary Gull."


Tucker Anthony Cleary Gull


/s/ Stephen Clinton
-------------------
Stephen Clinton
Principal